Exhibit 99.1

StandardAero Announces Third Quarter Results

Raising 2025 guidance driven by continued double-digit growth and progress on strategic initiatives

SCOTTSDALE, Arizona, November 10, 2025 (Business Wire) — StandardAero (NYSE: SARO) announced results today for the three months ended September 30, 2025 ("Third Quarter 2025").

Third Quarter 2025 Highlights

•
Revenue increased 20.4% year-over-year to $1,498.0 million
•
Double-digit revenue growth across StandardAero’s commercial, business aviation, and military and helicopter end markets
•
Net Income increased $51.7 million year-over-year to $68.1 million; Net Income margin was 4.5%
•
Adjusted EBITDA increased 16.1% year-over-year to $195.6 million; Adjusted EBITDA Margin was 13.1%
•
Raising full-year 2025 guidance across revenue, Adjusted EBITDA and Free Cash Flow

“StandardAero delivered another excellent quarter, extending our track record of double-digit revenue and earnings growth, driven by exceptional execution and broad-based demand across our commercial, business aviation, and military and helicopter end markets. Momentum across our growth platforms and record margins in our Component Repair Services segment underscore the strength of our business model and the impact of the strategic investments we have made,” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. Mr. Ford continued, “With continued robust demand and a supportive aerospace aftermarket environment, we are raising our full-year guidance for revenue, Adjusted EBITDA and Free Cash Flow. We remain focused on executing our operational priorities while positioning StandardAero for sustainable long-term value creation.”

Third Quarter 2025 Results

StandardAero reported revenue for Third Quarter 2025 of $1,498.0 million, an increase of $253.3 million, or 20.4%, compared to $1,244.6 million for the prior year period, with year-over-year growth across both the Engine Services and Component Repair Services segments. The increase over the prior year period included 17.8% growth in our commercial aerospace end market, 21.1% growth in the military and helicopter end market, and 28.0% growth in our business aviation end market.

Net income was $68.1 million for the Third Quarter 2025, compared to $16.4 million for the prior year period, an increase of $51.7 million. The increase in net income compared to the prior year period primarily reflects higher operating results, lower non-recurring expenses, and reduced interest expense from the debt paydown and refinancing in 2024. This drove an improved net income margin of 4.5%, compared to 1.3% for the prior year period.

Adjusted EBITDA was $195.6 million for the Third Quarter 2025, an increase of $27.2 million, or 16.2%, compared to $168.4 million for the prior year period. The increase reflects revenue growth in both segments and margin expansion in Component Repair Services from positive mix and pricing. Adjusted EBITDA Margin was 13.1% for the Third Quarter 2025, compared to 13.5% for the prior year period.

Net debt, calculated as total funded debt, net of cash and cash equivalents on our balance sheet, as of September 30, 2025, was $2,265.3 million compared to $3,418.1 million as of September 30, 2024. Net debt to Adjusted EBITDA for the trailing twelve months ended September 30, 2025 was 2.9x, compared to 5.3x at the end of the prior year period.

Third Quarter 2025 Segment Results

Engine Services Segment

Engine Services segment revenue increased $231.9 million, or 21.3%, to $1,322.2 million for the Third Quarter 2025, compared to $1,090.3 million for the prior year period. The increase reflects continued strong commercial aerospace end market growth, underpinned by ramping volumes from our LEAP and CFM56 DFW investments, as well as growth on our mid-size and super mid-size business aviation platforms and select military transport programs. The prior period of 3Q24, included the positive effect of a one-time liability extinguishment of $9.3 million.

Engine Services Segment Adjusted EBITDA increased $18.0 million, or 12.2%, to $165.4 for the Third Quarter 2025, from $147.4 million for the prior year period. Adjusted EBITDA margin was 12.5% for the Third Quarter 2025, compared to 13.5% for the prior year period, driven by lower margin workscope mix and the effect of ramping volumes on our new LEAP and CFM56 DFW program as they work down the learning curve. Adjusted EBITDA Margins in the last year period of 3Q24, reflect the positive impact of a one-time liability extinguishment of $9.3 million.

Component Repair Services Segment

Component Repair Services segment revenue increased $21.5 million, or 13.9%, to $175.8 million for the Third Quarter 2025, compared to the prior year period. The increase reflects growth on land and marine platforms and the contribution from the ATI acquisition, which contributed $15.3 million in incremental year-over-year revenue, offset by slower growth in commercial aerospace related to input timing of certain customer orders.

Component Repair Services Segment Adjusted EBITDA increased $13.2 million, or 32.4%, to $54.0 million for the Third Quarter 2025, from $40.8 million for the prior year period. Adjusted EBITDA margins of 30.7% compared to 26.4% in the prior year period, driven by volume and price growth, favorable mix and margin expansion from the ATI acquisition.

Updated Full Year 2025 Guidance

“Our strong third quarter performance and business momentum provide us with the confidence to raise our full-year 2025 guidance across metrics – Revenue, Adjusted EBITDA, and Free Cash Flow,” Mr. Ford said. “The increase reflects the outperformance we’ve seen through the first nine months of the year, supported by growth across our segments and end markets, as well as greater visibility into continued demand and strong cash flows for the remainder of the year.”

“With a healthy demand environment, record activity in our key growth platforms, and sustained operational excellence, we expect to deliver another year of record financial results. Our focus remains on maintaining this momentum into 2026, driving disciplined growth, expanding margins over time, and generating strong free cash flow to create lasting value for our shareholders.”

Full Year 2025	($ in millions)
Revenue	$5,970 - $6,030 (prior $5,875 to $6,025)
Engine Services	$5,270 - $5,310
Component Repair Services	$700 - $720

Adjusted EBITDA	$795- $815 (prior $790 to $810)

Segment Adjusted EBITDA Margin
Engine Services Segment	~13.2%
Component Repair Services Segment	~29.0%

Free Cash Flow	$170-$190 (prior $155 to $175)
Major Platform Expansion Investments Included	$90

Effective Tax Rate	26% - 27% (prior 26-28%)

End Market Revenue Growth Assumptions
Commercial Aerospace	Mid-Teens Growth
Military & Helicopter	High Single Digit Growth
Business Aviation	Low Double Digit - Mid Teens Growth (prior High Single Digits)

Conference Call and Webcast Information

StandardAero management will host a conference call today, November 10, 2025, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or 201-689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13756172. The replay will be available until 11:59 PM ET on November 24, 2025.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2025, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to, and the impact of, United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our indebtedness; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA and Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net

Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

STANDARDAERO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except share figures)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$97,503	$102,581
Accounts receivable (less allowance for expected credit losses of $14,157 and $15,455, respectively)	703,248	580,668
Contract assets, net	1,125,500	915,200
Inventories	956,731	847,018
Prepaid expenses and other current assets	50,292	29,707
Income tax receivable	28,004	9,960
Total current assets	2,961,278	2,485,134
Property, plant and equipment, net	579,738	568,607
Operating lease right of use asset, net	221,057	172,206
Customer relationships, net	941,673	1,004,701
Other intangible assets, net	256,482	291,487
Goodwill	1,684,255	1,685,970
Other assets	3,695	4,417
Deferred income tax assets	1,079	1,079
Total assets	$6,649,257	$6,213,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$711,693	$645,701
Accrued expenses and other current liabilities	92,831	99,572
Accrued employee costs	80,527	79,134
Operating lease liabilities, current	20,563	17,663
Due to related parties	870	1,345
Contract liabilities	428,658	400,025
Income taxes payable, current	—	6,655
Long-term debt, current portion	23,482	23,449
Total current liabilities	1,358,624	1,273,544
Long-term debt	2,305,360	2,207,977
Operating lease liabilities, non-current	211,425	164,224
Deferred income tax liabilities	170,286	169,824
Other non-current liabilities	18,614	24,628
Total liabilities	4,064,309	3,840,197
Commitments and contingencies (Note 11)
Stockholders' equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,470,264 and 334,461,630 shares issued and outstanding as of September 30, 2025 and December 31, 2024)	3,345	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,954,819	3,944,802
Accumulated deficit	(1,364,545)	(1,563,321)
Accumulated other comprehensive loss	(8,671)	(11,422)
Total stockholders' equity	2,584,948	2,373,404
Total liabilities and stockholders' equity	$6,649,257	$6,213,601

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(In thousands, except per share figures)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,497,962	$1,244,627	$4,462,493	$3,827,548
Cost of revenue	1,274,803	1,058,396	3,785,429	3,275,300
Selling, general and administrative expense	60,944	62,895	201,421	171,744
Amortization of intangible assets	24,873	23,965	73,808	70,550
Acquisition costs	—	1,323	—	1,323
Operating income	137,342	98,048	401,835	308,631
Interest expense	44,566	79,898	132,192	235,496
Refinancing costs	—	1,503	—	6,441
Loss on debt extinguishment	—	—	—	3,577
Income before income taxes	92,776	16,647	269,643	63,117
Income tax expense	24,656	211	70,867	38,090
Net income	$68,120	$16,436	$198,776	$25,027
Earnings per share:
Basic	$0.21	$0.06	$0.61	$0.09
Diluted	$0.20	$0.06	$0.59	$0.09
Weighted-average common shares outstanding
Basic	328,453	275,175	328,446	275,175
Diluted	334,407	275,175	334,287	275,175

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$198,776	$25,027
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	145,329	140,021
Amortization of deferred finance charges and discounts	4,912	9,989
Amortization of loss on derivative instruments	—	(304)
Amortization of interest cap premiums	8,287	7,078
Payment of interest rate cap premiums	(8,332)	(7,044)
Stock compensation expense	10,017	—
Loss on debt extinguishment	—	3,577
Loss (gain) from disposals, net	2,766	(17)
Non-cash lease expense	1,268	1,376
Deferred income taxes	(767)	(9,248)
Foreign exchange gain, net	(629)	(207)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(122,580)	(98,898)
Contract assets, net	(210,300)	1,749
Inventories, net	(109,713)	(69,437)
Prepaid expenses and other current assets	(21,150)	(10,041)
Accounts payable, accrued expenses and other current liabilities	92,353	54,271
Contract liabilities	28,633	(34,538)
Due to/from related parties	(475)	138
Income taxes payable and receivable	(24,699)	(45,511)
Net cash used in operating activities	(6,304)	(32,019)
Investing activities
Acquisitions, net of cash and other	1,285	(114,074)
Purchase of property, plant and equipment	(66,733)	(70,422)
Payments for purchase of intangible assets	(30,000)	(214)
Proceeds from disposal of property, plant and equipment	4,341	571
Net cash used in investing activities	(91,107)	(184,139)
Financing activities
Proceeds from long-term debt	545,000	765,000
Repayment of long-term debt	(452,573)	(555,032)
Payment of deferred financing charges	—	(391)
Repayments of long-term agreements	(1,503)	(466)
Net cash provided by financing activities	90,924	209,111
Effect of exchange rate changes on cash	1,409	330
Net decrease in cash	(5,078)	(6,717)
Cash at beginning of the period	102,581	57,982
Cash at end of the period	$97,503	$51,265
Supplemental cash flow information:
Supplemental disclosure of non-cash investing activities:
Contingent consideration for acquisition of ATI	$—	$15,150
Acquisition of property, plant and equipment, liability incurred but not paid	(1,185)	—

Selected financial information for each segment is as follows:

	Three months ended September 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,342,716	$155,246	$1,497,962
Intersegment revenue	(20,531)	20,531	—
Total segment revenue	1,322,185	175,777	1,497,962
Other segment items (1)	1,156,809	121,802	1,278,611
Segment Adjusted EBITDA	$165,376	$53,975	$219,351
Corporate (2)			23,791
Depreciation and amortization			48,106
Interest expense			44,566
Business transformation costs (LEAP and CFM) (3)			3,252
Non-cash stock compensation expense			4,142
Integration costs and severance (4)			1,891
Other (5)			827
Income before income taxes			$92,776

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company's ordinary course of continuing operations.

	Nine months ended September 30, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$4,002,693	$459,800	$4,462,493
Intersegment revenue	(61,518)	61,518	—
Total segment revenue	3,941,175	521,318	4,462,493
Other segment items (1)	3,423,281	368,342	3,791,623
Segment Adjusted EBITDA	$517,894	$152,976	$670,870
Corporate (2)			72,446
Depreciation and amortization			145,329
Interest expense			132,192
Business transformation costs (LEAP and CFM) (3)			21,433
Non-cash stock compensation expense			10,017
Integration costs and severance (4)			4,631
Other (5)			15,179
Income before income taxes			$269,643

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs, loss on disposals and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Three months ended September 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,109,804	$134,823	$1,244,627
Intersegment revenue	(19,495)	19,495	—
Total segment revenue	1,090,309	154,318	1,244,627
Other segment items (1)	942,895	113,559	1,056,454
Segment Adjusted EBITDA	$147,414	$40,759	$188,173
Corporate (2)			19,756
Depreciation and amortization			47,145
Interest expense			79,898
Business transformation costs (LEAP and CFM) (3)			10,535
Refinancing costs			1,503
Acquisition costs			1,323
Integration costs and severance (4)			308
Other (5)			11,058
Income before income taxes			$16,647

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

	Nine months ended September 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$3,448,181	$379,367	$3,827,548
Intersegment revenue	(49,019)	49,019	—
Total segment revenue	3,399,162	428,386	3,827,548
Other segment items (1)	2,948,067	317,317	3,265,384
Segment Adjusted EBITDA	$451,095	$111,069	$562,164
Corporate (2)			57,797
Depreciation and amortization			140,021
Interest expense			235,496
Business transformation costs (LEAP and CFM) (3)			33,626
Refinancing costs			6,441
Loss on debt extinguishment			3,577
Acquisition costs			1,323
Integration costs and severance (4)			925
Other (5)			19,841
Income before income taxes			$63,117

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Net income	$68,120	$16,436	$198,776	$25,027
Income tax expense	24,656	211	70,867	38,090
Depreciation and amortization	48,106	47,145	145,329	140,021
Interest expense	44,566	79,898	132,192	235,496
Business transformation costs (LEAP and CFM) (1)	3,252	10,535	21,433	33,626
Refinancing costs	—	1,503	—	6,441
Loss on debt extinguishment	—	—	—	3,577
Non-cash stock compensation expense	4,142	—	10,017	—
Integration costs and severance (2)	1,891	308	4,631	925
Acquisition costs (3)	—	1,323	—	1,323
Insurance recovery	(3,000)	—	(3,000)	—
Loss on disposals	—	—	2,764	—
Secondary offering costs	570	—	4,430	—
Other (4)	3,257	11,058	10,985	19,841
Adjusted EBITDA	$195,560	$168,417	$598,424	$504,367
Revenue	$1,497,962	$1,244,627	$4,462,493	$3,827,548
Net income margin	4.5%	1.3%	4.5%	0.7%
Adjusted EBITDA Margin	13.1%	13.5%	13.4%	13.2%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(2)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(3)
Represents transaction costs incurred in connection with completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(4)
Represents other costs not recurring in the ordinary course of business including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	September 30,	September 30,
	2025	2024
	(in millions, except percentages)
New 2024 Term Loan Facilities	$2,233.1	$—
New 2024 Revolving Credit Facility	110.0	—
Prior 2024 Term Loan Facilities	—	2,947.8
Prior ABL Credit Facility	—	25.0
Prior Senior Notes	—	475.5
Finance leases	18.6	19.8
Other	1.1	1.3
Debt	2,362.8	3,469.4
Less Cash	97.5	51.3
Net Debt	$2,265.3	$3,418.1

LTM Adjusted EBITDA	$784.6	$640.1
Net Debt to Adjusted EBITDA	2.9x	5.3x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,322,185	$1,090,309	$3,941,175	$3,399,162
Segment Adjusted EBITDA	$165,376	$147,414	$517,894	$451,095
Segment Adjusted EBITDA Margin	12.5%	13.5%	13.1%	13.3%
Component Repair Services
Segment Revenue	$175,777	$154,318	$521,318	$428,386
Segment Adjusted EBITDA	$53,975	$40,759	$152,976	$111,069
Segment Adjusted EBITDA Margin	30.7%	26.4%	29.3%	25.9%

The following table presents a reconciliation of Cash Flow from Operations to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Cash Flow from Operations	$14.8	$(13.8)	$(6.3)	$(32.0)
Purchase of Property, Plant and Equipment	(19.4)	(25.3)	(66.7)	(70.4)
Purchase of Intangible Assets	—	—	(30.0)	(0.2)
Proceeds from Disposal of Property, Plant and Equipment	0.7	0.1	4.3	0.6
(-) Total Capital Expenditures	(18.7)	(25.2)	(92.4)	(70.0)
Free Cash Flow	$(3.9)	$(39.0)	$(98.7)	$(102.0)